As filed with the Securities and Exchange Commission on March 22, 2005

No. 333-119156

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOWER AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1746238 (I.R.S. Employer Identification No.)

27175 Haggerty Road
Novi, Michigan 48377
(248) 675-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Mallak
Chief Financial Officer and Treasurer
Tower Automotive, Inc.
27175 Haggerty Road
Novi, Michigan 48377
(248) 675-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     Tower Automotive, Inc. (the “Company”) previously issued $125,000,000 principal amount of 5.75% Convertible Senior Debentures due 2024 (the “Debentures”) and registered for resale both the Debentures and 28,875,025 shares of the Company’s Common Stock (the “Shares”) that are issuable upon conversion of the Debentures if certain conditions are satisfied.

     Registration Statement No. 333-119156 on Form S-3 (the “Registration Statement”) was declared effective on December 16, 2004. This Post-Effective Amendment No. 1 to the Registration Statement is filed by the Company to deregister such portion of the Debentures and the Shares, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on February 22, 2005.

TOWER AUTOMOTIVE, INC.
By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1993, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of February, 2005.

Signature	Title

* S.A. Johnson	Chairman

* Kathleen Ligocki	President, Chief Executive Officer and Director (principal executive officer)

/s/ James A. Mallak James A. Mallak	Chief Financial Officer and Treasurer (principal financial officer)

* Christopher T. Hatto	Chief Accounting Officer (principal accounting officer)

* Anthony G. Fernandes	Director

* Juergen M. Geissinger	Director

* Ali Jenab	Director

* F. Joseph Loughrey	Director

* James R. Lozelle	Director

* Georgia R. Nelson	Director

*	The undersigned, by signing his or her name hereto, does sign and execute this Post-Effective Amendment No. 1 to the registration statement pursuant to the Power of Attorney executed by the above-named officers and directors previously filed with the Securities and Exchange Commission.

By:	/s/ James A. Mallak

James A. Mallak, Attorney-in-Fact